                                                                   Exhibit 24.1



                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Andrew L. Farkas, James A. Aston and John K. Lines, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities as an officer or director of Insignia Financial Group, Inc., to sign a Registration Statement on Form S-3 of Insignia Financial Group, Inc. and Insignia Financing I, and any or all amendments (including post-effective amendments) thereto, relating to the 6 1/2% Trust Convertible Preferred Securities of Insignia Financing I, the 6 1/2% Convertible Subordinated Debentures due September 30, 2016 of Insignia Financial Group, Inc. and the shares of Class A Common Stock of Insignia Financial Group, Inc. issuable upon conversion thereof, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/ Andrew L. Farkas       /s/ John F. Jacques
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Andrew L. Farkas          John F. Jacques



/s/ James A. Aston         /s/ Ronald Uretta
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James A. Aston             Ronald Uretta



/s/ Robert I. Denison      /s/ Robert G. Koen
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Robert J. Denison          Robert G. Koen



/s/ Robin L. Farkas        /s/ Michael L. Lipstein
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Robin L. Farkas            Michael L. Lipstein



/s/ Merril M. Halpern      /s/ Buck Mickel
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Merril M. Halpern          Buck Mickel